certification

Kevin E. Wolf, Principal Executive Officer/President, and Erik Naviloff, Principal Financial Officer/Treasurer of Northern Lights Fund Trust II (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the year ended December 31, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Northern Lights Fund Trust II	Northern Lights Fund Trust II

/s/ Kevin E. Wolf	/s/ Erik Naviloff
Kevin E. Wolf
Date: 3/10/17	Date: 3/10/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Northern Lights Fund Trust II and will be retained by the Northern Lights Fund Trust II and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.